As filed with the Securities and Exchange Commission on March 3, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

AMICUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	71-0869350 (IRS Employer Identification Number)

1 Cedar Brook Drive, Cranbury, NJ 08512

(609) 662-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John F. Crowley

Chief Executive Officer

Amicus Therapeutics, Inc.

1 Cedar Brook Drive

Cranbury, New Jersey 08512

(609) 662-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed aggregate maximum offering price	Amount of registration fee
Primary Offering
Common Stock(2)	(3)	(4)	(4)	(3)
Preferred Stock(2)	(3)	(4)	(4)	(3)
Warrants(2)	(3)	(4)	(4)	(3)
Debt Securities(2)	(3)	(4)	(4)	(3)
Units(2)	(3)	(4)	(4)	(3)
Subscription Rights(2)	(3)	(4)	(4)	(3)
Total Primary Offering	(3)	(4)	$250,000,000	$29,050(5)
Secondary Offering
Common Stock	1,000,000(6)	$8.59(7)	$8,590,000(7)	$999
Total			$258,590,000	$30,049

(1)                                 The securities covered by this registration statement to be sold by the Registrant may be sold separately or in any combination with other securities registered under this registration statement. The securities to be resold by the selling stockholders will be shares of common stock only.

(2)                                 With respect to the primary offering, the securities being registered consist of such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, such indeterminate number of units, such indeterminate principal amount of debt securities, and such indeterminate number of subscription rights as may be determined from time to time at indeterminate prices. The securities registered for the primary offering also include such indeterminate number of shares of common stock and preferred stock and such indeterminate principal amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities. In no event will the aggregate maximum offering price of all securities issued in the primary offering pursuant to this registration statement exceed $250,000,000, or, if any debt securities are issued at an original issue discount, such greater amount as will result in an aggregate initial offering price of $250,000,000, less the aggregate dollar amount of all securities previously issued hereunder in the primary offering.

(3)                                 Not required to be included in accordance with General Instruction II.D. of Form S-3 under the Securities Act.

(4)                                 With respect to the primary offering, the proposed maximum offering price per security and the proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(5)                                 The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(6)                                 The shares being registered in connection with the secondary offering relate to the resale by the selling stockholders named herein of up to 1,000,000 shares of common stock of the Registrant that were acquired by the selling stockholders through several private placements of the Registrant’s convertible preferred stock completed prior to the Registrant’s initial public offering in 2007, which were all converted to shares of the Registrant’s common stock in connection with the initial public offering, and an indeterminate number of shares of common stock of the Registrant as may be issuable from time to time as a result of a stock split, stock dividend, capitalization or similar event.  The Registrant will not receive any proceeds from the sale of its common stock by the selling stockholders.

(7)                                 The estimate price of $8.59 per share, which is the average of the high and low offering price of the Registrant’s common stock as reported on the NASDAQ Global Market on February 27, 2015, is set forth solely for the purpose of calculating the fee pursuant to Rule 457(c) under the Securities Act.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, Dated March 3, 2015

PROSPECTUS

AMICUS THERAPEUTICS, INC.

$250,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

Subscription Rights

1,000,000 Shares of Common Stock

Offered by

Selling Stockholders

We may offer to the public from time to time in one or more series or issuances:

•                  shares of our common stock;

•                  shares of preferred stock;

•                  warrants to purchase shares of our common stock, preferred stock and/or debt securities;

•                  debt securities consisting of debentures, notes or other evidences of indebtedness;

•                  units consisting of a combination of the foregoing securities;

•                  subscription rights to purchase any of the foregoing securities; or

•                  any combination of these securities.

The aggregate initial offering price of all securities sold by us pursuant to this prospectus will not exceed $250,000,000.

Selling stockholders may also offer up to 1,000,000 shares of our common stock from time to time in connection with one or more offerings.  We will not receive any proceeds from the sale of any securities by the selling stockholders. We have paid the fees and expenses incident to the registration of the shares of common stock for sale by the selling stockholders.

This prospectus provides a general description of the securities that we or the selling stockholders may offer.  Each time that we offer securities under this prospectus, we will provide the specific terms of the securities offered, including the public offering price, in a supplement to this prospectus.  Depending on the method of distribution, a prospectus supplement may also be required in connection with certain sales of common stock by the selling stockholders.  Any prospectus supplement may add to, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.

The securities may be sold by us or the selling stockholders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and the comparable section of any applicable prospectus supplement. If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in the applicable prospectus supplement.

Our common stock is traded on the Nasdaq Global Market under the symbol “FOLD.” On February 27, 2015, the closing price of our common stock was $8.76.

As of February 27, 2015, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $546,171,388, based on 95,624,073 shares of outstanding common stock, of which approximately 62,348,332 shares were held by non-affiliates, and a per share price of $8.76 based on the closing sale price of our common stock on February 27, 2015.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK.  RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND CERTAIN OF OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, AS DESCRIBED UNDER “RISK FACTORS” ON PAGE 4.

Neither the Securities and Exchange commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2015.

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, using a “shelf” registration process. Under this shelf registration process, we may offer to sell any of the securities, or any combination of the securities, described in this prospectus, in each case in one or more offerings, up to a total dollar amount of $250,000,000 and the selling stockholders may sell up to 1,000,000 shares of our common stock in one or more offerings.

This prospectus provides you only with a general description of the securities that we and the selling stockholders may offer. Each time securities are sold under the shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of those securities and the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein by reference herein and therein, together with the additional information described under “Where You Can Find More Information” below.

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus or in any prospectus supplement, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

References in this prospectus to the terms “the Company,” “Amicus,” “we,” “our” and “us” or other similar terms mean Amicus Therapeutics, Inc. and our wholly owned subsidiary, unless we state otherwise or the context indicates otherwise.

THE COMPANY

Overview

We are a biopharmaceutical company focused on the discovery, development and commercialization of next-generation medicines for a range of rare and orphan diseases, with a focus on improved therapies for lysosomal storage disorders (“LSDs”). Our lead product candidate is a small molecule that has completed late stage clinical trials to support the candidate being used as a monotherapy and in combination with enzyme replacement therapy (“ERT”) for Fabry disease.  Our development programs also include next-generation ERTs for LSDs, including Fabry disease, Pompe disease and Mucopolysaccharoidosis Type I (“MPS I”).  We believe that our platform technologies and our advanced product pipeline uniquely position us at the forefront of developing therapies for rare and orphan diseases.

In LSDs such as Fabry and Pompe, a mutation in the specific disease-causing gene can lead to the production in the body of a mutant form of the enzyme that is less stable than the normal form, and that may be prematurely degraded before reaching the location in the cell where it is needed. For patients with LSDs who are receiving ERT, the infused (exogenous) protein may also unfold and lose activity at any stage in the process—from the infusion bag to the bloodstream, to the eventual uptake into cells and tissue. The result is a loss of enzyme activity and disruption of proper trafficking of the enzyme to lysosomes. Our novel treatment approach consists of using pharmacological chaperones that are designed to selectively bind and stabilize either the endogenous or exogenous target proteins and facilitate trafficking to the location in cells where these proteins are needed (the lysosome).

Our precision medicine approach consists of an oral small molecule pharmacological chaperone monotherapy that is designed to bind to and stabilize a patient’s own endogenous target protein. Patients with “amenable mutations” may respond based on their genetics.

Our Chaperone-Advanced Replacement Therapy, or CHART™, platform combines chaperones with ERTs independent of a patient’s own genetics. In each CHART program, a unique pharmacological chaperone is designed to bind to a specific therapeutic (exogenous) enzyme, stabilizing the enzyme in its properly folded and active form. This may allow for enhanced tissue uptake, greater lysosomal activity, more reduction of substrate, and the potential for lower immunogenicity.

Our Fabry franchise strategy is to develop the pharmacological chaperone migalastat HCl (“migalastat”) for all patients with Fabry disease - as a monotherapy for patients with amenable mutations and in combination with ERT for all other patients. We have completed two Phase 3 global registration studies (Study 011 and Study 012) of migalastat monotherapy and plan to submit marketing applications in 2015. We have reported Phase 3 data in both treatment naïve patients (“Study 011” or “FACETS”) and enzyme replacement therapy (“ERT”) switch patients (“Study 012” or “ATTRACT”). Positive results from these studies have shown that treatment with migalastat has resulted in reductions in disease substrate, stability of kidney function, reductions in cardiac mass, and improvement in gastrointestinal symptoms in patients with amenable mutations in a validated assay (“GLP HEK assay”). Data from the Fabry Registry indicate that the leading cause of death in patients is from cardiovascular disease (source: Mehta 2009).

Following a meeting with the European Medicines Agency (“EMA”) held in the fourth quarter of 2014, we are on track to submit a marketing application in Europe in mid-2015. We have also scheduled a meeting with the US FDA in the first quarter of 2015 as we work to make migalastat available for all amenable Fabry patients as quickly as possible.

We expect to initiate a longer-term Phase 2 Fabry co-administration study in 2015 in support of our Fabry franchise strategy to develop migalastat in combination with ERT for Fabry patients with non-amenable mutations.  Preliminary results from our previously completed open-label Phase 2 safety and pharmacokinetics study (“Study 013”) in Fabry patients showed increased levels of active alpha-Gal A enzyme levels in plasma and increased alpha-Gal A enzyme in skin following co-administration compared to ERT alone.

We are leveraging our biologics capabilities and CHART™ to develop a next-generation Pompe ERT. This ERT consists of a uniquely engineered recombinant human acid alpha-glucosidase (“rhGAA”) enzyme (designated “ATB200”) with an optimized carbohydrate structure to enhance uptake, administered in combination with a pharmacological chaperone to improve activity and stability. Acid alpha-glucosidase (“GAA”) is the enzyme deficient in Pompe patients. In preclinical studies, ATB200 demonstrated greater tissue enzyme levels and further substrate (“glycogen”) reduction compared to the current approved ERT for Pompe disease (“alglucosidase alfa”), which was further improved in combination with a chaperone. Clinical studies of pharmacological chaperones in combination with currently marketed ERTs have also previously established initial human proof-of-concept that a chaperone can stabilize enzyme activity and potentially improve ERT tolerability.

Additional preclinical programs include a next-generation ERT for MPS I. In addition, our enzyme targeting technology is applicable to multiple ERTs and complementary to our CHART platform for the development of next-generation therapies for multiple LSDs. We believe that together these platform technologies may provide a unique tool set to address some of the major challenges with currently marketed ERT products - enzyme activity and stability; targeting and uptake; and tolerability and immunogenicity.

Although LSDs are relatively rare diseases, they represent a substantial commercial opportunity due to the severity of the symptoms and the chronic nature of the diseases. The publicly reported worldwide net product sales for currently approved treatments for three LSDs were approximately $1.9 billion in 2014.

Corporate information

We were incorporated under the laws of the State of Delaware on February 4, 2002. Our principal executive offices are located at 1 Cedar Brook Drive, Cranbury, NJ 08512 and our telephone number is (609) 662-2000. Our website address is www.amicusrx.com. We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider information contained on our website as part of this prospectus supplement or the accompanying prospectus.

RISK FACTORS

Investing in our securities involves risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed on March 3, 2015, with the Commission, which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the Commission in the future. The risks and uncertainties we have described are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain, and any prospectus supplement and the documents incorporated therein may contain, forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus, any prospectus supplement or the documents incorporated herein and therein by reference regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward- looking statements contain these identifying words.

The forward-looking statements in this prospectus and the documents incorporated herein by reference include, among other things, statements about:

•                  the progress and results of our clinical trials of our drug candidates, including migalastat HCl (“migalastat”);

•                  the cost of manufacturing drug supply for our clinical and preclinical studies, including the significant cost of new enzyme replacement therapy (“ERT”) cell line development and manufacturing as well as the cost of manufacturing Pompe ERT;

•                  the scope, progress, results and costs of preclinical development, laboratory testing and clinical trials for our product candidates including those testing the use of pharmacological chaperones co-formulated and co-administered with ERT and for the treatment of lysosomal storage diseases (“LSDs”);

•                  the costs, timing and outcome of regulatory review of our product candidates;

•                  the number and development requirements of other product candidates that we pursue;

•                  the costs of commercialization activities, including product marketing, sales and distribution;

•                  the emergence of competing technologies and other adverse market developments;

•                  the costs of preparing, filing and prosecuting patent applications and maintaining, enforcing and defending intellectual property related claims;

•                  the extent to which we acquire or invest in businesses, products and technologies; and our ability to establish collaborations and obtain milestone, royalty or other payments from any such collaborators.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus, particularly under “Risk Factors,” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments we may make.

You should read this prospectus, any prospectus supplement and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, commercial expenditures, acquisitions of new technologies or businesses, and investments. Additional information on the use of net proceeds from the sale of securities by us under this prospectus may be set forth in the prospectus supplement relating to the specific offering. We will not receive any of the proceeds from the sale of any securities offered pursuant to this prospectus by any selling stockholder.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the five most recently completed fiscal years and any required interim periods will each be specified in a prospectus supplement or in a document that we file with the Commission and incorporate by reference pertaining to the issuance, if any, by us of debt securities in the future.

SELLING STOCKHOLDERS

This prospectus also relates to the possible resale by certain of our stockholders of up to an aggregate of 1,000,000 shares of our common stock which were previously acquired by such stockholders through several private placements of our convertible preferred stock completed by us prior to our initial public offering, or the IPO, in 2007, which were all converted to shares of our common stock in connection with our IPO. Specifically, the selling stockholders acquired the convertible preferred stock in our Series B convertible preferred stock offerings in May 2004 and April 2005, our Series C convertible preferred stock offerings in August 2005 and April 2006, and our Series D convertible preferred stock offerings in September 2006 and March 2007. In connection with such private placements, these persons have registration rights with respect to their shares as described further below under the heading “Certain Relationships and Related Party Transactions.” Information about selling stockholders, if any, including their identities and the number of shares of common stock to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference into this prospectus. Selling stockholders shall not sell any shares of our common stock pursuant to this prospectus until we have identified such selling stockholders and the shares being offering for resale by such selling stockholders in a subsequent prospectus supplement. However, the selling stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act.

Certain Relationships and Related Party Transactions

Pursuant to a third amended and restated investor rights agreement, dated as of September 13, 2006, by and among entities who held our redeemable convertible preferred stock (which was converted to common stock at our IPO) and us, we granted registration rights to all such holders and to certain other persons, most of whom have subsequently waived their registration rights.

Subject to certain limitations, these stockholders may demand that, on up to two occasions, we register all or part of their securities for sale under the Securities Act as long as the aggregate price to the public for the securities to be sold in each instance is $5,000,000 or more. If we are eligible to register any of our common stock on Form S-3, these stockholders may make the same demand; provided, however, that we will not be required to register their securities if (i) we have already effected a registration within 90 days prior to the request or have effected two or more registrations on Form S-3 within the preceding 12 month period, or (ii) if the aggregate price to the public for the securities to be sold is less than $2,500,000. Additionally, if we believe that such registration would have a materially detrimental effect on any material corporate event, we may delay the request for up to three months, but not more than once in any twelve month period.

These stockholders may also request registration of their shares if we register any of our common stock, either for our own account or for the account of other securityholders. In such an event, these stockholders are entitled to notice of the registration and to include their shares of common stock in such registration. In the case of an underwritten registration, we must use our reasonable best efforts to obtain the permission of the underwriters to the inclusion of these stockholder’s shares in the offering on the same terms.

With specified exceptions, these stockholders’ right to include shares in a registration is subject to the right of the underwriters to limit the number of shares included in the offering. All fees, costs and expenses of any registrations will generally be paid by us.

PLAN OF DISTRIBUTION

Amicus, and any selling stockholders and their successors, including their permitted transferees, may sell the offered securities in any of the ways described below or in any combination or any other way set forth in an applicable prospectus supplement from time to time:

•                  to or through underwriters or dealers;

•                  through one or more agents; or

•                  directly to purchasers or to a single purchaser.

The distribution of the securities may be effected from time to time in one or more transactions:

•                  at a fixed price, or prices, which may be changed from time to time;

•                  at market prices prevailing at the time of sale;

•                  at prices related to such prevailing market prices; or

•                  at negotiated prices.

In connection with each offering, a prospectus supplement will describe the method of distribution of the securities and any applicable restrictions. The prospectus supplement will also describe the specific terms of the offering of the securities, including the following:

•                  the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•                  the public offering price of the securities and the proceeds to us and any selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•                  any securities exchanges on which the securities may be listed.

Any offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

In compliance with the guidelines of the Financial Industry Regulatory Authority, the maximum compensation to the underwriters or dealers in connection with the sale by the Company of its securities pursuant to this prospectus and the accompanying supplement to this prospectus may not exceed 8% of the aggregate offering price of the securities as set forth on the cover page of any prospectus supplement.

Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.

Agents and underwriters may be entitled to indemnification by us or any selling stockholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution from us or any selling stockholder with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

The securities we or any selling stockholders offer may be new issues of securities and may have no established trading market. The securities may or may not be listed on a securities exchange. Underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of, or the existence of trading markets for, any of the securities.

Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a short covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

We also may sell any of the securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to these agents in the applicable prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of its appointment, unless stated otherwise in the applicable prospectuses.

We or any selling stockholders may sell any of the securities directly to purchasers. In this case, we or any selling stockholders will not engage underwriters or agents in the offer and sale of these securities.

GENERAL DESCRIPTION OF SECURITIES

We may offer and sell, at any time and from time to time:

•                  shares of our common stock;

•                  shares of preferred stock;

•                  warrants to purchase shares of our common stock, preferred stock and/or debt securities;

•                  debt securities consisting of debentures, notes or other evidences of indebtedness;

•                  units consisting of a combination of the foregoing securities;

•                  subscription rights to purchase any of the foregoing securities; or

•                  any combination of these securities.

The selling stockholders may also offer shares of our common stock from time to time. The terms of any securities we offer or offered by the selling stockholders will be determined at the time of sale. We may issue debt securities that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF OUR COMMON STOCK

The following summary of the terms of our common stock is subject to and qualified in its entirety by reference to our certificate of incorporation and by-laws, copies of which are on file with the Commission as exhibits to previous SEC filings. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

As of February 27, 2015, we are authorized to issue 125,000,000 shares of common stock, $0.01 par value per share. As of February 27, 2015, we had 95,624,073 shares of common stock outstanding.

General

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any outstanding preferred stock.

In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

The NASDAQ Global Market

Our common stock is listed on the NASDAQ Global Market under the symbol “FOLD.”

DESCRIPTION OF OUR PREFERRED STOCK

We are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.01 per share. As of February 27, 2015, there were no shares of our preferred stock outstanding.

Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of our preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of our preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our Company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•                  the title and stated value;

•                  the number of shares offered, the liquidation preference per share and the purchase price;

•                  the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•                  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•                  the procedures for any auction and remarketing, if any;

•                  the provisions for a sinking fund, if any;

•                  the provisions for redemption, if applicable;

•                  any listing of the preferred stock on any securities exchange or market;

•                  whether the preferred stock will be convertible into our common stock or other securities of the Company, and, if applicable, the conversion price (or how it will be calculated), the conversion period and any other terms of conversion (including any anti-dilution provisions, if any);

•                  whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated), the exchange period and any other terms of exchange (including any anti-dilution provisions, if any);

•                  voting rights, if any, of the preferred stock;

•                  a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;

•                  the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

•                  any material limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company; and

•                  any other affirmative, negative or other covenants or contractual rights which might be attendant with the specific series of preferred stock.

The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

Transfer Agent and Registrar

The transfer agent and registrar for any series of preferred stock will be set forth in each applicable prospectus supplement.

DESCRIPTION OF OUR WARRANTS

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•                  the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•                  the currency or currency units in which the offering price, if any, and the exercise price are payable;

•                  the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•                  if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•                  if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise of the warrants, and a description of that series of our preferred stock;

•                  if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise of the warrants, and a description of that series of debt securities;

•                  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•                  whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•                  any applicable material U.S. federal income tax consequences;

•                  the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•                  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange or market;

•                  if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•                  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•                  information with respect to book-entry procedures, if any;

•                  the anti-dilution provisions of the warrants, if any;

•                  any redemption or call provisions;

•                  whether the warrants are to be sold separately or with other securities as parts of units; and

•                  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

Description of Outstanding Warrants

On November 20, 2013, we entered into a securities purchase agreement with certain investors for the private placement of (a) shares of our common stock and (b) a combination of shares of common stock and warrants to purchase shares of Common Stock. Each of the investors were stockholders of ours prior to consummation of the transactions contemplated by the private placement. Pursuant to the securities purchase agreement, we agreed to issue 1,500,000 shares of common stock at $2.00 per share and (b) 6,000,000 units at $2.00 per unit, with each unit consisting of one share of common stock and .267 warrants resulting in an aggregate of 6,000,000 shares of common stock and 1,600,000 warrants underlying the units to be issued. Each warrant is exercisable between July 1, 2014 and June 30, 2015 with an exercise price of $2.50, subject to certain adjustments.  As of the date hereof, the number of shares underlying the warrants is 1,600,000 and the exercise price is $2.50 per share.

DESCRIPTION OF OUR DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may offer under this prospectus, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the prospectus supplement regarding any particular issuance of debt securities.

We will issue any debt under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed or will file a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer under this prospectus up to an aggregate principal amount of $250,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate initial public offering price of up to $250,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of the Company and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture as may be filed with a future prospectus supplement.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the Commission.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•                  the title of the series;

•                  the aggregate principal amount;

•                  the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•                  any limit on the aggregate principal amount;

•                  the date or dates on which principal is payable;

•                  the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•                  the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•                  the place or places where principal and, if applicable, premium and interest, is payable;

•                  the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•                  the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•                  whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

•                  the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•                  the currency of denomination;

•                  the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•                  if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•                  if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•                  the provisions, if any, relating to any collateral provided for such debt securities;

•                  any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•                  any events of default, if not otherwise described below under “Events of Default”;

•                  the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

•                  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

•                  the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of the Company.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement. We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities which can be exchanged for or converted into shares of our common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

•                  “book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•                  “certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

If you hold certificated debt securities issued under an indenture, you may transfer or exchange such debt securities in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

Global Securities

The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.

Protection in the Event of Change of Control

Any provision in an indenture that governs our debt securities covered by this prospectus that includes any covenant or other provision providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control of the Company, or a highly leveraged transaction will be described in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities may not have the benefit of any covenant that limits or restricts our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger and Sale of Assets

We may agree in any indenture that governs the debt securities of any series covered by this prospectus that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless such person and such proposed transaction meets various criteria, which we will describe in detail in the applicable prospectus supplement.

Defaults and Notice

The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, which may include, without limitation:

•                  failure to pay the principal of, or premium or make-whole amount, if any, on any debt security of such series when due and payable (whether at maturity, by call for redemption, through any mandatory sinking fund, by redemption at the option of the holder, by declaration or acceleration or otherwise);

•                  failure to make a payment of any interest on any debt security of such series when due;

•                  our failure to perform or observe any other covenants or agreements in the indenture with respect to the debt securities of such series;

•                  certain events relating to our bankruptcy, insolvency or reorganization; and

•                  certain cross defaults, if and as applicable.

If an event of default with respect to debt securities of any series shall occur and be continuing, we may agree that the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount (or, if the debt securities of such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the debt securities of such series) of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately. Any provisions pertaining to events of default and any remedies associated therewith will be described in the applicable prospectus supplement.

Any indenture that governs our debt securities covered by this prospectus may require that the trustee under such indenture shall, within 90 days after the occurrence of a default, give to holders of debt securities of any series notice of all uncured defaults with respect to such series known to it. However, in the case of a default that results from the failure to make any payment of the principal of, premium or make-whole amount, if any, or interest on the debt securities of any series, or in the payment of any mandatory sinking fund installment with respect to debt securities of such series, if any, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Any indenture that governs our debt securities covered by this prospectus will contain a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. Any such indenture may provide that the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee under any such indenture may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.

Any indenture that governs our debt securities covered by this prospectus may endow the holders of such debt securities to institute a proceeding with respect to such indenture, subject to certain conditions, which will be specified in the applicable prospectus supplement and which may include, that the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its power under the indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Even so, such holders may have an absolute right to receipt of the principal of, premium or make-whole amount, if any, and interest when due, to require conversion or exchange of debt securities if such indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Modification of the Indenture

We and the trustee may modify any indenture that governs our debt securities of any series covered by this prospectus with or without the consent of the holders of such debt securities, under certain circumstances to be described in a prospectus supplement.

Defeasance; Satisfaction and Discharge

The prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.

Regarding the Trustee

We will identify the trustee and any relationship that we may have with such trustee, with respect to any series of debt securities, in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of Amicus, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

Governing Law

The law governing the indenture and the debt securities will be identified in the prospectus supplement relating to the applicable indenture and debt securities.

DESCRIPTION OF OUR UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, debt securities and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units, and the unit agreements, are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units comprised of one or more shares of common stock or preferred stock, debt securities and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•                  the designation and terms of the units and of the securities comprising the units, including whether, and under what circumstances, those securities may be held or transferred separately;

•                  the rights and obligations of the unit agent, if any;

•                  any provisions of the governing unit agreement that differ from those described below; and

•                  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Our Common Stock,” “Description of our Preferred Stock,” “Description of Our Debt Securities” and “Description of Our Warrants,” will apply to each unit and to any common stock, preferred stock, debt securities or warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS

As specified in any applicable prospectus supplement, we may issue subscription rights consisting of one or more debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy information filed by us with the Commission at the Commission’s public reference section, 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the public reference section can be obtained by calling 1-800-SEC-0330. The Commission also maintains an Internet site at http://www.sec.gov that contains reports, statements and other information about issuers, such as us, who file electronically with the Commission. We maintain an Internet site at http://www.amicusrx.com. However, the information on our Internet site is not incorporated by reference in this prospectus and any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

The Commission allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the Commission will automatically update and supersede information contained in documents filed earlier with the Commission or contained in this prospectus. We incorporate by reference in this prospectus (i) the documents listed below, (ii) all documents that we file with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is included and prior to the effectiveness of such registration statement, and (iii) and any future filings that we may make with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with Commission rules:

•                  Our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Commission on March 3, 2015;

•                  Our Current Reports on Form 8-K filed with the Commission on January 12, 2015, January 15, 2015 and February 27, 2015; and

•                  The description of our common stock contained in our registration statement on Form 8-A (File No. 001-33497) filed with the Commission on May 23, 2007, including any amendment or report filed for the purpose of updating such description.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus, except for exhibits to those documents (unless the exhibits are specifically incorporated by reference into those documents) at no cost to you by writing or telephoning us at the following address: Office of the Corporate Secretary, Amicus Therapeutics, Inc., 1 Cedar Brook Drive, Cranbury, NJ 08512, telephone (609) 662-2000.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Pepper Hamilton LLP, Philadelphia, Pennsylvania. As appropriate, legal counsel representing the selling stockholders, underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 and the effectiveness of our internal control over financial reporting as of December 31, 2014, as set forth in their reports, which are incorporated by reference in the prospectus and elsewhere in this registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities registered hereby, other than underwriting discounts and commission, if any, incurred in connection with the sale of the offered securities. All such amounts will be borne by Amicus Therapeutics, Inc.

SEC Registration Fee	$30,049
Legal Fees and Expenses	$50,000
Accounting Fees and Expenses	$15,000
Blue Sky Fees and Expenses	$15,000
Printing Expenses	$10,000
Miscellaneous Fees and Expenses	$10,000
Total:	$130,049

Item 15.  Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant’s restated certificate of incorporation provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

The Registrant’s restated certificate of incorporation provides that the Registrant will, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law and the Registrant’s by-laws (each as amended from time to time), indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Registrant, or is or was serving, or has agreed to serve, at the request of the Registrant, as a director, officer, partner, or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by, or on behalf of, the Indemnitee in connection with such action, suit or proceeding and any appeal therefrom. Such indemnification may include payment by the Registrant of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the Indemnitee (such undertaking acceptable by the Registrant without reference to the financial ability of the Indemnitee) to repay such payment if it is ultimately determined that the

Indemnitee is not entitled to indemnification under the Registrant’s restated certificate of incorporation; however, the Registrant will not indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person, unless such initiation was approved by the Registrant’s board of directors. Also, the indemnification rights provided in the Registrant’s restated certificate of incorporation (i) are not exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) will inure to the benefit of the heirs, executors and administrators of such persons. The Registrant may, to the extent authorized from time to time by its board of directors, grant indemnification rights to other employees of the Registrant or other persons serving the Registrant and such rights may be equivalent to, or greater or less than, those set forth in the Registrant’s restated certificate of incorporation.

The Registrant has entered into indemnification agreements with each of its directors. These agreements, among other things, require the Registrant to indemnify each director to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director in any action or proceeding, including any action or proceeding by or in right of the Registrant, arising out of the person’s services as a director.

The Registrant maintains a general liability insurance policy that covers certain liabilities of the Registrant’s directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. In any underwriting agreement that the Registrant enters into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, the Registrant, its directors, its officers and persons who control the Registrant within the meaning of the Securities Act, against certain liabilities.

Item 16.  Exhibits

Exhibit	Description
1.1*	Form of underwriting / agency agreement
4.1	Restated Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 of the registrant’s Annual Report on Form 10-K filed with the Commission on February 28, 2012)
4.2*	Certificate of Designations
4.3

Restated By-laws of the of the registrant (incorporated by reference to Exhibit 3.4 of the registrant’s Registration Statement on Form S-1/A (Registration No. 333-141700), as amended, originally filed with the Commission on April 27, 2007)

4.4

Specimen Stock Certificate evidencing shares of common stock (incorporated by reference to Exhibit 4.1 of the registrant’s Registration Statement on Form S-1 (Registration No. 333-141700), as amended, originally filed with the Commission on March 30, 2007)

4.5*	Specimen Stock Certificate evidencing shares of preferred stock
4.6

Third Amended and Restated Investor Rights Agreement, dated as of September 13, 2006, as amended, by and among the registrant and certain stockholders of the registrant (incorporated by reference to Exhibit 4.3 of the registrant’s Registration Statement on Form S-1 (Registration No. 333-141700), as amended, originally filed with the Commission on March 30, 2007)

4.7*	Form of Common Stock Warrant Agreement and Warrant Certificate
4.8*	Form of Preferred Stock Warrant Agreement and Warrant Certificate
4.9*	Form of Debt Securities Warrant Agreement and Warrant Certificate
4.10	Form of Indenture
4.11*	Form of Subscription Rights Agreement
4.12*	Form of Subscription Rights
5.1	Opinion of Pepper Hamilton LLP (filed herewith)
23.1	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP (filed herewith)
24.1	Power of attorney (included on the signature page hereto)
25.1*	Statement of Eligibility of Trustee Under Debt Indenture

*                                         To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

Item 17.  Undertakings.

The undersigned Registrant hereby undertakes:

(1)                                 to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however , that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)                                 that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)                                 to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)                                 that, for the purpose of determining liability under the Securities Act to any purchaser: (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)                                 that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)                                 If and when applicable, the undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

(e)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Amicus Therapeutics, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the in the township of Cranbury, New Jersey, on the 3rd day of March, 2015.

AMICUS THERAPEUTICS, INC.
By:	/s/ JOHN F. CROWLEY
John F. Crowley
Chairman and Chief Executive Office

POWER OF ATTORNEY

We, the undersigned officers and directors of Amicus Therapeutics, Inc., hereby severally constitute and appoint John F. Crowley and William D. Baird, III, and all or any one of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution in for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ JOHN F. CROWLEY	Chairman and Chief Executive Officer	March 3, 2015
John F. Crowley	(Principal Executive Officer)
/s/ WILLIAM D. BAIRD, III	Chief Financial Officer	March 3, 2015
William D. Baird, III	(Principal Financial Officer)
/s/DAPHNE QUIMI	Corporate Controller	March 3, 2015
Daphne Quimi	(Principal Accounting Officer)
/S/ SOL J. BARER PH.D.	Director	March 3, 2015
Sol J. Barer Ph.D.
/s/ ROBERT ESSNER	Director	March 3, 2015
Robert Essner
/s/ DONALD J. HAYDEN, JR.	Director	March 3, 2015
Donald J. Hayden, Jr.
/s/ TED W. LOVE, M.D.	Director	March 3, 2015
Ted W. Love, M.D.
/s/ MARGARET G. MCGLYNN, R.PH.	Director	March 3, 2015
Margaret G. McGlynn, R.Ph.
/s/ MICHAEL G. RAAB	Director	March 3, 2015
Michael G. Raab
/s/ GLENN SBLENDORIO	Director	March 3, 2015
Glenn Sblendorio
/s/ JAMES N. TOPPER, M.D., PH.D.	Director	March 3, 2015
James N. Topper, M.D., Ph.D.

EXHIBIT INDEX

Exhibit	Description
1.1*	Form of underwriting / agency agreement
4.1	Restated Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 of the registrant’s Annual Report on Form 10-K filed with the Commission on February 28, 2012)
4.2*	Certificate of Designations
4.3

Restated By-laws of the of the registrant (incorporated by reference to Exhibit 3.4 of the registrant’s Registration Statement on Form S-1/A (Registration No. 333-141700), as amended, originally filed with the Commission on April 27, 2007)

4.4

Specimen Stock Certificate evidencing shares of common stock (incorporated by reference to Exhibit 4.1 of the registrant’s Registration Statement on Form S-1 (Registration No. 333-141700), as amended, originally filed with the Commission on March 30, 2007)

4.5*	Specimen Stock Certificate evidencing shares of preferred stock
4.6

Third Amended and Restated Investor Rights Agreement, dated as of September 13, 2006, as amended, by and among the registrant and certain stockholders of the registrant (incorporated by reference to Exhibit 4.3 of the registrant’s Registration Statement on Form S-1 (Registration No. 333-141700), as amended, originally filed with the Commission on March 30, 2007)

4.7*	Form of Common Stock Warrant Agreement and Warrant Certificate
4.8*	Form of Preferred Stock Warrant Agreement and Warrant Certificate
4.9*	Form of Debt Securities Warrant Agreement and Warrant Certificate
4.10	Form of Indenture
4.11*	Form of Subscription Rights Agreement
4.12*	Form of Subscription Rights
5.1	Opinion of Pepper Hamilton LLP (filed herewith)
23.1	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP (filed herewith)
24.1	Power of attorney (included on the signature page hereto)
25.1*	Statement of Eligibility of Trustee Under Debt Indenture

*                                         To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.